UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2021
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Commercial Officer Compensation
On June 8, 2021, the board of directors of Array Technologies, Inc. (the "Company") approved changes to its compensatory arrangements with Jeff Krantz, the Company’s Chief Commercial Officer. The changes provide for (i) an annual base salary of $425,000, (ii) an annual target bonus equal to 70% of his annual base salary and (iii) annual awards under the Company’s 2021 Long-Term Incentive Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s 2021 Annual Meeting of Stockholders was held on June 7, 2021. Matters voted on at the 2021 Annual Meeting and the results thereof were as follows:
1.Election of Directors. The following individuals were elected as Class I directors to the Company’s Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2024 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Troy Alstead	86,606,761	28,740,255	3,650,828
Orlando Ashford	86,617,938	28,729,078	3,650,828

2.Ratification of Auditors. Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2021:

Votes Cast
For	118,706,318
Against	101,435
Abstentions	190,091
Broker Non-Votes	0

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
    None.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: June 11, 2021	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer and General Counsel